Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2024 Financial Results and Quarterly Dividend

•Revenue of $14,054 million for the fourth quarter, up 51 percent from the prior year period
•GAAP net income of $4,324 million for the fourth quarter; Non-GAAP net income of $6,965 million for the fourth quarter
•Adjusted EBITDA of $9,089 million for the fourth quarter, or 65 percent of revenue
•GAAP diluted EPS of $0.90 for the fourth quarter; Non-GAAP diluted EPS of $1.42 for the fourth quarter
•Cash from operations of $5,604 million for the fourth quarter, less capital expenditures of $122 million, resulted in $5,482 million of free cash flow, or 39 percent of revenue
•Quarterly common stock dividend increased by 11 percent from the prior quarter to $0.59 per share
•First quarter fiscal year 2025 revenue guidance of approximately $14.6 billion, an increase of 22 percent from the prior year period
•First quarter fiscal year 2025 Adjusted EBITDA guidance of approximately 66 percent of projected revenue (1)

PALO ALTO, Calif. – December 12, 2024 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth quarter and fiscal year ended November 3, 2024, provided guidance for its first quarter of fiscal year 2025 and announced its quarterly dividend.

“Broadcom’s fiscal year 2024 revenue grew 44% year-over-year to a record $51.6 billion, as infrastructure software revenue grew to $21.5 billion, on the successful integration of VMware,” said Hock Tan, President and CEO of Broadcom Inc. “Semiconductor revenue was a record $30.1 billion driven by AI revenue of $12.2 billion. AI revenue which grew 220 percent year-on-year was driven by our leading AI XPUs and Ethernet networking portfolio.”

“In fiscal year 2024 adjusted EBITDA increased 37% year-over-year to a record $31.9 billion, and free cash flow excluding restructuring was strong at $21.9 billion,” said Kirsten Spears, CFO of Broadcom Inc. “Based on increased cash flows in fiscal year 2024, we are increasing our quarterly common stock dividend by 11% to $0.59 per share for fiscal year 2025. The target fiscal year 2025 annual common stock dividend of $2.36 per share is a record, and the fourteenth consecutive increase in annual dividends since we initiated dividends in fiscal 2011.”

________________________________
(1) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Fourth Quarter Fiscal Year 2024 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q4 24	Q4 23	Change	Q4 24	Q4 23	Change
Net revenue	$14,054	$9,295	+51%	$14,054	$9,295	+51%
Net income	$4,324	$3,524	+$800	$6,965	$4,810	+$2,155
Earnings per common share - diluted *	$0.90	$0.83	+$0.07	$1.42	$1.11	+$0.31

(Dollars in millions)	Q4 24	Q4 23	Change
Cash flow from operations	$5,604	$4,828	+$776
Adjusted EBITDA	$9,089	$6,048	+$3,041
Free cash flow	$5,482	$4,723	+$759

Net revenue by segment
(Dollars in millions)	Q4 24		Q4 23		Change
Semiconductor solutions	$8,230	59%	$7,326	79%	+12%
Infrastructure software	5,824	41	1,969	21	+196%
Total net revenue	$14,054	100%	$9,295	100%
* On July 12, 2024, the Company completed a ten-for-one forward stock split. All per share amounts presented reflect the stock split.

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,348 million, compared to $9,952 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $5,604 million in cash from operations and spent $122 million on capital expenditures. The Company paid $1,204 million of withholding taxes related to net settled equity awards that vested in the quarter (resulting in the elimination of 7.4 million shares).

On September 30, 2024, the Company paid a cash dividend on a split adjusted basis of $0.53 per share, totaling $2,484 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Fiscal Year 2024 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	FY 24	FY 23	Change	FY 24	FY 23	Change
Net revenue	$51,574	$35,819	+44%	$51,574	$35,819	+44%
Net income	$5,895	$14,082	-$8,187	$23,733	$18,378	+$5,355
Earnings per common share - diluted *	$1.23	$3.30	-$2.07	$4.87	$4.22	+$0.65

(Dollars in millions)	FY 24	FY 23	Change
Cash flow from operations	$19,962	$18,085	+$1,877
Adjusted EBITDA	$31,897	$23,213	+$8,684
Free cash flow	$19,414	$17,633	+$1,781

Net revenue by segment
(Dollars in millions)	FY 24		FY 23		Change
Semiconductor solutions	$30,096	58%	$28,182	79%	+7%
Infrastructure software	21,478	42	7,637	21	+181%
Total net revenue	$51,574	100%	$35,819	100%
* On July 12, 2024, the Company completed a ten-for-one forward stock split. All per share amounts presented reflect the stock split.

First Quarter Fiscal Year 2025 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2025, ending February 2, 2025, is expected to be as follows:

•First quarter revenue guidance of approximately $14.6 billion; and
•First quarter Adjusted EBITDA guidance of approximately 66 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $0.59 per share. The dividend is payable on December 31, 2024 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 23, 2024.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth quarter and fiscal year 2024 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States

Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our acquisition of VMware, Inc., including our ability to realize the expected benefits; any acquisitions or dispositions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; cyclicality in the semiconductor industry or in our target markets; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; our ability to improve our manufacturing efficiency and quality; involvement in legal proceedings; ability of our software products to manage and secure IT infrastructures and environments; demand for our data center virtualization products and market acceptance of our products and services; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third-party software used in our products; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our provision for income taxes and overall cash tax costs; our ability to maintain tax concessions in certain jurisdictions; potential tax liabilities as a result of acquiring VMware; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2024	August 4, 2024	October 29, 2023	November 3, 2024	October 29, 2023
Net revenue	$14,054	$13,072	$9,295	$51,574	$35,819
Cost of revenue:
Cost of revenue	3,399	3,133	2,449	12,788	9,272
Amortization of acquisition-related intangible assets	1,602	1,525	438	6,023	1,853
Restructuring charges	51	58	1	254	4
Total cost of revenue	5,052	4,716	2,888	19,065	11,129
Gross margin	9,002	8,356	6,407	32,509	24,690
Research and development	2,234	2,353	1,388	9,310	5,253
Selling, general and administrative	1,010	1,100	418	4,959	1,592
Amortization of acquisition-related intangible assets	813	812	348	3,244	1,394
Restructuring and other charges	318	303	13	1,533	244
Total operating expenses	4,375	4,568	2,167	19,046	8,483
Operating income	4,627	3,788	4,240	13,463	16,207
Interest expense	(916)	(1,064)	(405)	(3,953)	(1,622)
Other income, net	52	82	132	406	512
Income from continuing operations before income taxes	3,763	2,806	3,967	9,916	15,097
Provision for (benefit from) income taxes	(442)	4,238	443	3,748	1,015
Income (loss) from continuing operations	4,205	(1,432)	3,524	6,168	14,082
Income (loss) from discontinued operations, net of income taxes	119	(443)	—	(273)	—
Net income (loss)	$4,324	$(1,875)	$3,524	$5,895	$14,082

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$0.89	$(0.31)	$0.85	$1.33	$3.39
Income (loss) per share from discontinued operations	0.03	(0.09)	—	(0.06)	—
Net income (loss) per share	$0.92	$(0.40)	$0.85	$1.27	$3.39

Diluted income (loss) per share (1):
Income (loss) per share from continuing operations	$0.87	$(0.31)	$0.83	$1.29	$3.30
Income (loss) per share from discontinued operations	0.03	(0.09)	—	(0.06)	—
Net income (loss) per share	$0.90	$(0.40)	$0.83	$1.23	$3.30

Weighted-average shares used in per share calculations (1):
Basic	4,679	4,663	4,133	4,624	4,149
Diluted	4,828	4,663	4,268	4,778	4,272

Stock-based compensation expense included in continuing operations:
Cost of revenue	$159	$174	$62	$664	$210
Research and development	839	877	448	3,460	1,513
Selling, general and administrative	316	330	128	1,546	448
Total stock-based compensation expense	$1,314	$1,381	$638	$5,670	$2,171

(1) Reflects a ten-for-one forward stock split on July 12, 2024.

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2024	August 4, 2024	October 29, 2023	November 3, 2024	October 29, 2023

Gross margin on GAAP basis	$9,002	$8,356	$6,407	$32,509	$24,690
Amortization of acquisition-related intangible assets	1,602	1,525	438	6,023	1,853
Stock-based compensation expense	159	174	62	664	210
Restructuring charges	51	58	1	254	4
Acquisition-related costs	—	—	—	9	—
Gross margin on non-GAAP basis	$10,814	$10,113	$6,908	$39,459	$26,757

Research and development on GAAP basis	$2,234	$2,353	$1,388	$9,310	$5,253
Stock-based compensation expense	839	877	448	3,460	1,513
Acquisition-related costs	—	2	—	3	—
Research and development on non-GAAP basis	$1,395	$1,474	$940	$5,847	$3,740

Selling, general and administrative expense on GAAP basis	$1,010	$1,100	$418	$4,959	$1,592
Stock-based compensation expense	316	330	128	1,546	448
Acquisition-related costs	86	79	69	537	252
Selling, general and administrative expense on non-GAAP basis	$608	$691	$221	$2,876	$892

Total operating expenses on GAAP basis	$4,375	$4,568	$2,167	$19,046	$8,483
Amortization of acquisition-related intangible assets	813	812	348	3,244	1,394
Stock-based compensation expense	1,155	1,207	576	5,006	1,961
Restructuring and other charges	318	303	13	1,533	244
Acquisition-related costs	86	81	69	540	252
Total operating expenses on non-GAAP basis	$2,003	$2,165	$1,161	$8,723	$4,632

Operating income on GAAP basis	$4,627	$3,788	$4,240	$13,463	$16,207
Amortization of acquisition-related intangible assets	2,415	2,337	786	9,267	3,247
Stock-based compensation expense	1,314	1,381	638	5,670	2,171
Restructuring and other charges	369	361	14	1,787	248
Acquisition-related costs	86	81	69	549	252
Operating income on non-GAAP basis	$8,811	$7,948	$5,747	$30,736	$22,125

Interest expense on GAAP basis	$(916)	$(1,064)	$(405)	$(3,953)	$(1,622)
Loss on debt extinguishment	52	83	—	157	—
Interest expense on non-GAAP basis	$(864)	$(981)	$(405)	$(3,796)	$(1,622)

Other income, net on GAAP basis	$52	$82	$132	$406	$512
(Gains) losses on investments	30	6	24	12	(11)
Other	—	—	(1)	—	(1)
Other income, net on non-GAAP basis	$82	$88	$155	$418	$500

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2024	August 4, 2024	October 29, 2023	November 3, 2024	October 29, 2023

Provision for (benefit from) income taxes on GAAP basis	$(442)	$4,238	$443	$3,748	$1,015
Non-GAAP tax reconciling adjustments (1)	1,506	(3,303)	244	(123)	1,610
Provision for income taxes on non-GAAP basis	$1,064	$935	$687	$3,625	$2,625

Net income (loss) on GAAP basis	$4,324	$(1,875)	$3,524	$5,895	$14,082
Amortization of acquisition-related intangible assets	2,415	2,337	786	9,267	3,247
Stock-based compensation expense	1,314	1,381	638	5,670	2,171
Restructuring and other charges	369	361	14	1,787	248
Acquisition-related costs	86	81	69	549	252
Loss on debt extinguishment	52	83	—	157	—
(Gains) losses on investments	30	6	24	12	(11)
Other	—	—	(1)	—	(1)
Non-GAAP tax reconciling adjustments (1)	(1,506)	3,303	(244)	123	(1,610)
(Income) loss from discontinued operations, net of income taxes	(119)	443	—	273	—
Net income on non-GAAP basis	$6,965	$6,120	$4,810	$23,733	$18,378

Net income (loss) on GAAP basis	$4,324	$(1,875)	$3,524	$5,895	$14,082
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	2,415	2,337	786	9,267	3,247
Stock-based compensation expense	1,314	1,381	638	5,670	2,171
Restructuring and other charges	369	361	14	1,787	248
Acquisition-related costs	86	81	69	549	252
Loss on debt extinguishment	52	83	—	157	—
(Gains) losses on investments	30	6	24	12	(11)
Other	—	—	(1)	—	(1)
Non-GAAP tax reconciling adjustments (1)	(1,506)	3,303	(244)	123	(1,610)
(Income) loss from discontinued operations, net of income taxes	(119)	443	—	273	—
Other Adjustments:
Interest expense	864	981	405	3,796	1,622
Provision for income taxes on non-GAAP basis	1,064	935	687	3,625	2,625
Depreciation	156	149	124	593	502
Amortization of purchased intangibles and right-of-use assets	40	38	22	150	86
Adjusted EBITDA	$9,089	$8,223	$6,048	$31,897	$23,213

Weighted-average shares used in per share calculations - diluted on GAAP basis (2)	4,828	4,663	4,268	4,778	4,272
Non-GAAP adjustment (3)	77	254	82	99	81
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,905	4,917	4,350	4,877	4,353

Net cash provided by operating activities	$5,604	$4,963	$4,828	$19,962	$18,085
Purchases of property, plant and equipment	(122)	(172)	(105)	(548)	(452)
Free cash flow	$5,482	$4,791	$4,723	$19,414	$17,633

Fiscal Quarter Ending
February 2,
Expected average diluted share count:	2025

Weighted-average shares used in per share calculation - diluted on GAAP basis (2)	4,828
Non-GAAP adjustment (3)	68
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,896

(1) Non-GAAP tax reconciling adjustments included a one-time discrete non-cash tax provision of $4.5 billion from the impact of an intra-group transfer of certain IP rights to the United States as a result of supply chain realignment for the fiscal quarter ended August 4, 2024 and the fiscal year ended November 3, 2024.
(2) Reflects a ten-for-one forward stock split on July 12, 2024.
(3) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the fiscal quarter ended August 4, 2024, non-GAAP adjustment included the dilutive effect of the equity awards that were antidilutive on a GAAP basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	November 3, 2024	October 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$9,348	$14,189
Trade accounts receivable, net	4,416	3,154
Inventory	1,760	1,898
Other current assets	4,071	1,606
Total current assets	19,595	20,847
Long-term assets:
Property, plant and equipment, net	2,521	2,154
Goodwill	97,873	43,653
Intangible assets, net	40,583	3,867
Other long-term assets	5,073	2,340
Total assets	$165,645	$72,861

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,662	$1,210
Employee compensation and benefits	1,971	935
Current portion of long-term debt	1,271	1,608
Other current liabilities	11,793	3,652
Total current liabilities	16,697	7,405
Long-term liabilities:
Long-term debt	66,295	37,621
Other long-term liabilities	14,975	3,847
Total liabilities	97,967	48,873

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	4
Additional paid-in capital	67,466	21,095
Retained earnings	—	2,682
Accumulated other comprehensive income	207	207
Total stockholders' equity	67,678	23,988
Total liabilities and equity	$165,645	$72,861

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2024	August 4, 2024	October 29, 2023	November 3, 2024	October 29, 2023

Cash flows from operating activities:
Net income (loss)	$4,324	$(1,875)	$3,524	$5,895	$14,082
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,455	2,375	808	9,417	3,333
Depreciation	156	149	124	593	502
Stock-based compensation	1,314	1,388	638	5,741	2,171
Deferred taxes and other non-cash taxes	(868)	3,638	639	1,965	(501)
Loss on debt extinguishment	52	83	—	157	—
Non-cash interest expense	91	115	34	427	132
Other	138	158	27	404	9
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	249	835	(231)	2,327	(187)
Inventory	134	(52)	(56)	150	27
Accounts payable	(85)	373	215	121	209
Employee compensation and benefits	196	291	103	78	(279)
Other current assets and current liabilities	(1,410)	(1,345)	(694)	(5,323)	(628)
Other long-term assets and long-term liabilities	(1,142)	(1,170)	(303)	(1,990)	(785)
Net cash provided by operating activities	5,604	4,963	4,828	19,962	18,085
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(2)	(36)	(25,978)	(53)
Proceeds from sale of business	—	3,485	—	3,485	—
Purchases of property, plant and equipment	(122)	(172)	(105)	(548)	(452)
Purchases of investments	(30)	(73)	(58)	(175)	(346)
Sales of investments	20	5	154	156	228
Other	—	2	(79)	(10)	(66)
Net cash provided by (used in) investing activities	(132)	3,245	(124)	(23,070)	(689)
Cash flows from financing activities:
Proceeds from long-term borrowings	4,969	4,975	—	39,954	—
Payments on debt obligations	(7,472)	(9,202)	(143)	(19,608)	(403)
Payments of dividends	(2,484)	(2,452)	(1,904)	(9,814)	(7,645)
Repurchases of common stock - repurchase program	—	—	(123)	(7,176)	(5,824)
Shares repurchased for tax withholdings on vesting of equity awards	(1,204)	(1,350)	(454)	(5,216)	(1,861)
Issuance of common stock	126	—	59	190	122
Other	(11)	(36)	(5)	(63)	(12)
Net cash used in financing activities	(6,076)	(8,065)	(2,570)	(1,733)	(15,623)

Net change in cash and cash equivalents	(604)	143	2,134	(4,841)	1,773
Cash and cash equivalents at beginning of period	9,952	9,809	12,055	14,189	12,416
Cash and cash equivalents at end of period	$9,348	$9,952	$14,189	$9,348	$14,189

Supplemental disclosure of cash flow information:
Cash paid for interest	$738	$816	$397	$3,250	$1,503
Cash paid for income taxes	$832	$585	$191	$3,155	$1,782